SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                           Current Report Pursuant to
                             Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported):   May 28, 1998




                              SOFTNET SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)




                                    NEW YORK
                 (State or other jurisdiction of incorporation)





        1-5270                                    11-1817252
(Commission File Number)        (I.R.S. Employer Identification Number)



   520 Logue Ave., Mountain View, CA                       94043
(Address of principal executive offices)                (Zip Code)



                                 (650) 965-3700
              (Registrant's telephone number, including area code)

ITEM 5.   OTHER EVENTS


On May 28, 1998, the Registrant issued 10,000 shares of Series B Convertible Preferred Stock ("Preferred Stock") and warrants ("Warrants") to purchase 200,000 shares of Common Stock through a combined $10,000,000 private equity placement. For the next nine months, the Preferred Stock is convertible into the Company's Common Stock at $13.20 per share. Thereafter, the conversion price of the Preferred Stock may vary based upon the trading price of the Company's Common Stock during the period preceding conversion. The Warrants are exercisable at $13.75 per share, and expire on May 28, 2002. Any Preferred Stock outstanding on May 28, 2001 will either be redeemed at face value or converted into the Company's Common Stock, at the sole option of the Company.

The Preferred Stock is entitled to dividends, at the rate of 5% per annum, payable in cash or, at the Company's election, in additional shares of Preferred Stock. In certain circumstances, including failure to list the Common Stock underlying the Preferred Stock and Warrants on the American Stock Exchange or failure to register such Common Stock for resale under the Securities Act of 1933, as amended, the Preferred Stock is subject to mandatory redemption at 120% of its stated value of $1,000 per share and the Company is subject to certain penalties. At the Company's option, the Preferred Stock may be redeemed after November 28, 1999 at 120% of its stated value. The associated Warrants contain certain call and anti-dilution provisions and permit cashless exercise.

The financing was arranged by Shoreline Pacific Institutional Finance, the Institutional Division of Financial West Group ("Shoreline"). Shoreline received a fee of $500,000 plus warrants, exercisable at $11.00 per share and expiring on May 28, 2002, to purchase 50,000 shares of the Company's Common Stock.

Also on May 28, 1998, the Registrant disclosed its intent to raise up to approximately $150 million through the issuance and private placement under Rule 144A of units (expected to consist of both Notes and Warrants) to qualified institutional buyers.

The Registrant issued two separate press release on these matters, attached hereto as Exhibits 99.1 and 99.2.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  Exhibits.

               Exhibit No.         Description of Document
               -----------         ---------------------------------------------

               99.1 Press release dated May 28, 1998 issued by the Registrant announcing $10 million private equity placement.

               99.2 Press release dated May 28, 1998 issued by the Registrant announcing intention to seek up to $150 million private placement of securities.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SOFTNET SYSTEMS, INC.

                                        /s/ Lawrence B. Brilliant
                                        -----------------------------
                                        Lawrence B. Brilliant
                                        C.E.O.


                                        /s/ Garrett J. Girvan
                                        -----------------------------
                                        Garrett J. Girvan
                                        C.F.O. and C.O.O.


Dated:  June 1, 1998